EXHIBIT 10.4

This instrument, when recorded,

should be returned to:

Christopher J. Moore

Orrick, Herrington & Sutcliffe LLP

666 Fifth Avenue

New York, NY  10103-0001

Cross Reference:

Book 1408

Floyd County, Georgia

AMENDMENT NO. 1 TO HEAD LEASE  AGREEMENT (P1)

THIS AMENDMENT NO. 1 TO HEAD LEASE AGREEMENT (P1) (this “Amendment”) is made as of May 22, 2009, by and between (i) OGLETHORPE POWER CORPORATION, (AN ELECTRIC MEMBERSHIP CORPORATION), an electric membership corporation organized under the laws of the State of Georgia (herein, together with its successors and permitted assigned, called “Oglethorpe”), and (ii) U.S. BANK NATIONAL ASSOCIATION, a national banking association organized under the laws of the United States, successor in interest to SunTrust Bank, Atlanta, not in its individual capacity but solely as Co-Trustee under the Trust Agreement (herein, together with its successors and permitted assigns, called the “Co-Trustee”).  Capitalized terms used herein and not otherwise defined being used herein as defined in the Head Lease (as defined below) or in Appendix A thereto, as heretofore amended.

W I T N E S S E T H  T H A T

WHEREAS, on December 30, 1996, Oglethorpe and the Co-Trustee entered into the  Rocky Mountain Head Lease Agreement (P1), filed for record August 7, 1997 in Book 1408 Page 369 of the Floyd County, Georgia land records (the “Head Lease”) pursuant to which Oglethorpe leased to the Co-Trustee the Undivided Interest upon the terms and conditions set forth therein;

WHEREAS, pursuant to Section 8.5 of the Participation Agreement, Oglethorpe has caused Berkshire Hathaway Assurance Corporation (“Berkshire”) to issue a surety bond in favor of the Head Lessee and the Owner Participant with respect to certain of the Head Lessor’s obligations under the Head Lease and under the Participation Agreement and the obligations of Ambac Assurance Corporation, formerly known as AMBAC Indemnity Corporation, under the Surety Bond (Head Lease-P1) No. SF0003BE, as may be amended, or amended and restated, from time to time; and

WHEREAS, in connection with the issuance by Berkshire of such surety bond, each of the parties hereto wishes to amend the Head Lease to include an additional Head Lessor Event of Default.

NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1.              Amendments to Appendix A (Definitions) to Head Lease

Appendix A to the Head Lease is hereby amended as follows:

(i)            by deleting the defined term “AMBAC Indemnity” and replacing the definition of “AMBAC”, in its entirety, with the following language:

“AMBAC” shall mean Ambac Assurance Corporation (formerly named AMBAC Indemnity Corporation), a Wisconsin-domiciled stock-insurance corporation.  Any reference herein to “AMBAC Indemnity” shall be a reference to “AMBAC.”

(ii)           by adding the following definitions thereto:

“AMBAC Head Lease Surety Bond” shall mean the Amended and Restated Surety Bond (Head Lease-P1) No. SF0003BE issued on May 22, 2009 by AMBAC in favor of the Head Lessee and the Owner Participant.

“Berkshire” shall mean Berkshire Hathaway Assurance Corporation.

“Berkshire Head Lease Surety Bond” shall mean the Surety Bond (Head Lease-P1) No. 98SRD102494 issued by Berkshire in favor of the Head Lessee and the Owner Participant.

“Implementation Agreement” shall mean the Surety Bond Implementation Agreement (P1), dated as of the date hereof, among Oglethorpe, RMLC, the Co-Trustee, the Owner Trustee, the Owner Participant, AMBAC and Berkshire.

Section 2.              Other Amendments to Head Lease

(a)           Section 11.1 of the Head Lease is hereby amended by adding a new clause (m) after the end thereof to read in its entirety as follows:

“(m)        Berkshire has delivered to Head Lessee or the Owner Participant a notice of termination for the non-payment of premiums in substantially the same form as Attachment III to the Berkshire Head Lease Surety Bond and Berkshire has not received payment in full of the unpaid portion of the premium within 14 days from the date of such notice of termination; provided, however, that no Head Lessor Event of Default shall occur under this paragraph (m) if the Owner Participant notifies the Head Lessee and the Lender in writing that the receipt of such notice of termination shall not constitute a Head Lessor Event of Default.”

(b)           The first sentence of Section 11.2(a) of the Head Lease is hereby amended by inserting the following parenthetical immediately after the words “Head Lessee may demand by written notice to Head Lessor” in the first line therein:

“(a copy of which notice may be delivered by the Head Lessee to Berkshire in accordance with Section 1(c)(i) of the Berkshire Head Lease Surety Bond as the “Oglethorpe Payment Demand” referred to therein)”.

(c)           Section 11.2(a) of the Head Lease is hereby further amended by inserting the words “or the AMBAC Head Lease Surety Bond” immediately after the words “Qualifying Head Lease Surety Bond” in clause (ii) therein.

(d)           The Head Lease is hereby amended by adding a new Section 17.14:

“Section 17.14.  Certain Agreements Regarding Operative Documents.  Oglethorpe agrees and acknowledges that the agreements made by Oglethorpe under Section 4(b) of the Implementation Agreement relating to the Head Lease or any Qualifying Head Lease Surety Bond or Qualifying Letter of Credit or other credit enhancement issued in replacement therefor are hereby incorporated herein by reference.”

Section 3.              Reference to Head Lease

Except as herein amended, the Head Lease shall remain in full force and effect.  As amended hereby, the Head Lease is hereby ratified, approved and confirmed in all respects.  On and after the date hereof, each reference to the Head Lease made in the Head Lease or any agreement, document or instrument executed and delivered pursuant to the Head Lease by the parties hereto, shall mean and be a reference to the Head Lease as amended hereby and by the Amendment, Release and Consent Agreement, dated as of July 30, 1999.

Section 4.              Amendments and Waivers

No term, covenant, agreement or condition of this Amendment may be terminated, amended or compliance therewith waived (either generally or in a particular instance, retroactively or prospectively) except by an instrument or instruments in writing executed by each party hereto.

Section 5.              Successors and Assigns

(a)           This Amendment shall be binding upon and shall inure to the benefit of, and shall be enforceable by, the parties hereto and their respective successors and assigns as permitted by and in accordance with the terms hereof.

(b)           Except as expressly provided herein or in the other Operative Documents, neither party hereto may assign its interests or transfer its obligations herein without the consent of the other party hereto.

Section 6.              Governing Law

This Amendment shall be in all respects governed by and construed in accordance with the laws of the State of New York including all matters of construction, validity and performance except to the extent the law of the State of Georgia is mandatorily applicable.

Section 7.              Severability

If any provision hereof shall be invalid, illegal or unenforceable under Applicable Law, the validity, legality and enforceability of the remaining provisions hereof shall not be affected or impaired thereby.

Section 8.              Counterparts

This Amendment may be executed in any number of counterparts, each executed counterpart constituting an original but all together only one agreement.

Section 9.              Limitation of Liability

It is expressly understood and agreed by the parties hereto that (a) this Amendment is executed and delivered by U.S. Bank National Association, not individually or personally but solely as Co-Trustee under the Trust Agreement, in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, undertakings and agreements herein made on the part of the Co-Trustee is made and intended not as personal representations, undertakings and agreements by U.S. Bank National Association but is made and intended for the purpose of binding only the Co-Trustee, (c) nothing herein contained shall be construed as creating any liability on U.S. Bank National Association, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto or by any Person claiming by, through or under the parties hereto and (d) under no circumstances shall U.S. Bank National Association be personally liable for the payment of any indebtedness or expenses of the Co-Trustee or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Co-Trustee under this Amendment.  In addition, each of the parties hereto acknowledges and agrees that the Co-Trustee has been appointed by the Owner Participant and Owner Trustee for the purpose of exercising those trust powers in the State of Georgia which may not be exercised by the Owner Trustee under applicable law, and that, except as otherwise required by applicable law, the Co-Trustee shall not be obligated to take any action hereunder unless expressly directed in writing by the Owner Trustee or the Owner Participant in accordance with the terms of the Trust Agreement.

(Signature pages follow)

IN WITNESS WHEREOF, the parties have each caused this Amendment to be duly executed as of the day and year first written above.

OGLETHORPE POWER CORPORATION (AN ELECTRIC MEMBERSHIP CORPORATION)

By:	/s/ Thomas A. Smith
	Name:	Thomas A. Smith
	Title:	President and Chief Executive Officer

(CORPORATE SEAL)

Attest:	/s/ Patricia N. Nash
	Name:	Patricia N. Nash
	Title:	Secretary

Signed, sealed and delivered in the presence of:

/s/ Thomas J. Brendiar
Unofficial Witness

/s/ Sharon H. Wright
Notary Public

My commission expires:	October 14, 2011

[Notary Seal]

U.S. BANK NATIONAL ASSOCIATION, not in its individual capacity, but solely as Co-Trustee under the Trust Agreement

By:	/s/ Jack Ellerin
	Name:	Jack Ellerin
	Title:	Vice President

Signed, sealed and delivered in the presence of:

/s/ Muriel Shaw
Unofficial Witness

/s/ Sonia S. Henry
Notary Public

My commission expires:	July 21, 2012

[Notary Seal]

Acknowledged and consented to by:

UTRECHT-AMERICA FINANCE CO.

By:	/s/ Brett Delfino
	Name:	Brett Delfino
	Title:	Assistant Secretary

By:	/s/ Margaret Schaubeck
	Name:	Margaret Schaubeck
	Title:	Assistant Treasurer

Signed, sealed and delivered in the presence of:

/s/ Geert C. Kortlandt
Unofficial Witness

/s/ Shannon Smith
Notary Public

My commission expires:	November 5, 2011

[Notary Seal]

SCHEDULE TO EXHIBIT 10.4

AMENDMENT NO. 1 TO HEAD LEASE AGREEMENT (P1)

The following table indicates for each transaction the name of the corresponding Owner Participant:

Amendment to Agreement	Date	Owner Participant

P2	May 22, 2009	Philip Morris Capital Corporation

F3	May 22, 2009	First Chicago Leasing Corporation

F4	May 22, 2009	First Chicago Leasing Corporation

N6	May 22, 2009	Philip Morris Capital Corporation (transferee from NationsBanc Leasing & R.E. Corporation)